Exhibit 10.3

SECURITY AGREEMENT

This SECURITY Agreement (this “Agreement”) is made as of the 7th day of June, 2013 (the “Effective Date”), by and among Growlife, Inc., a Delaware corporation (“Growlife” or “Borrower”), and the holders, each signatory hereto, of the Borrower’s 12% Senior Secured Convertible Notes issued or to be issued in the original aggregate principal amount of up to $800,000 (the “Notes”) pursuant to the Stock Purchase Agreement (as defined herein) (collectively, together with their endorsees, transferees and assigns, the “Secured Parties”, and each individually, a “Secured Party”), and Robert E. Hunt who will serve as the representative of Pressure Drop, LLC and Brian P. Gillespie who shall serve as the representative of Sequoi, LLC and Sachin Karia, together Robert E. Hunt and Brian P Gillespie are referred to herein from time to time as the as the “Secured Party Representatives”.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, and the 12% Senior Secured Convertible Notes dated on or about June 7, 2013, by and among the Borrower and the Secured Parties (the “Purchase Agreement”), the Secured Parties have severally agreed to extend the loans to the Borrower evidenced by the Notes;

WHEREAS, in order to induce the Secured Parties to extend the loans evidenced by the Notes, the Borrower has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties a first priority security interest in assets acquired in the Purchase Agreement, and a secured interest in all such other assets of Borrower to secure the prompt payment, performance and discharge in full of all of the Borrower’s obligations under the Notes and other Transaction Documents; and

WHEREAS, the rights of each Secured Party hereunder shall be pari passu with each other Secured Party and enforced through the Secured Party Representatives.

AGREEMENT

NOW, THEREFORE, in consideration of loans made by the Secured Parties under the Notes, the parties’ agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Collateral Security. As collateral security for the payment and performance of the Borrower’s obligations under the Notes and the prompt and punctual performance of all undertakings and covenants of the Borrower under, or pursuant to, the Notes and the other Transaction Documents (as defined in the Purchase Agreement), whether now existing or hereafter incurred (hereinafter collectively referred to as the “Obligations”), Debtor hereby grants to the Secured Parties a lien upon and security interest in all assets and property of every kind, nature and description, wherever located and in whatever form, whether real or personal, including, without limitation, all accounts and accounts receivable, inventory, machinery, equipment, fixtures, cash or cash equivalents, general intangibles, Intellectual Property (as defined herein), chattel paper (whether tangible or electronic), instruments, letter of credit rights, securities and investment property, financial assets, deposit accounts, documents, goods (including, without limitation, all accessions to any goods), causes of action and other property rights to cash settlements, and all books and records pertaining to all such property, in which such Debtor at any time has any right, title and interest (collectively, the “Collateral”). As used herein, the term “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (b) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (c) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (d) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (e) all rights to obtain any reissues, renewals or extensions of the foregoing, (f) all licenses for any of the foregoing, and (g) all causes of action for infringement of the foregoing.

2.               Appointment of Secured Party Representatives.

(a)             By virtue of the execution of this Agreement by each Secured Party, Pressure Drop, LLC shall be deemed to have agreed to appoint Robert E. Hunt, and Sequoia, LLC and Sachin Karia shall be deemed to have agreed to appoint Brian P. Gillespie as their respective agents and attorneys-in-fact, as the Secured Party Representatives for and on behalf of the relevant Secured Parties, as the case may be, to give and receive notices and communications, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any claim by the Borrower against the relevant Secured Party or by any such Secured Party against the Borrower, in each case relating to the Security Documents (as defined in the Purchase Agreement) or the transactions contemplated thereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Secured Party Representatives for the accomplishment of the foregoing or (ii) specifically mandated by the terms of the Security Documents. Such agency may be changed by the Secured Parties from time to time upon not less than thirty (30) days’ prior written notice to the Borrower. A vacancy in the position of Secured Party Representative, whether due to the resignation, removal or dissolution of a Secured Party Representative or for any other reason, must be filled by the relevant respective Secured Party within 10 days. No bond shall be required of the Secured Party Representatives, and the Secured Party Representatives shall not receive any compensation for its services. As used herein, the term “Majority in Interest” means, at any time of determination, at least a majority in interest (based on then-outstanding principal amounts of Notes at the time of such determination) of the Secured Parties.

(b)            The Secured Party Representatives shall not be liable for any act done or omitted hereunder as Secured Party Representatives while acting (i) in good faith or (ii) with the consent of the Secured Party by which they were appointed. The Secured Party who appointed the relevant Secured Party Representative shall indemnify the relevant Secured Party Representative and hold that Secured Party Representative harmless against any loss, liability or expense incurred without willful misconduct or bad faith on the part of such Secured Party Representative and arising out of, or in connection with, the acceptance or administration of the Secured Party Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel, accountant or other professional advisor retained by the relevant Secured Party Representative. The Secured Party Representatives will be entitled to the advancement and reimbursement by the relevant Secured Parties of costs and expenses incurred by or on behalf of the relevant Secured Party Representative in the performance of its duties hereunder, including the reasonable fees and expenses of any legal counsel. A decision, act, consent or instruction of the Secured Party Representatives shall constitute a decision of the Secured Parties who appointed the relevant Secured Party Representative and shall be final, binding and conclusive upon the Secured Party who appointed such Secured Party Representative, and the Borrower may rely upon any such decision, act, consent or instruction of the relevant Secured Party Representative as being the decision, act, consent or instruction of the Secured Party by which he was appointed..

3.               General Representations, Warranties and Covenants. The Borrower agrees, and represents, warrants and covenants to the Secured Parties, that:

(a)             Borrower has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder.

(b)            Borrower’s exact legal name, jurisdiction of incorporation and chief executive office is set forth in the preamble above. Such Debtor shall give the Secured Parties prior written notice of any change in such Debtor’s name, identity or corporate structure, or of any reincorporation, reorganization or other action that may result in a change of the jurisdiction or organization of such Debtor.

(c)             The execution, delivery and performance by Borrower of this Agreement and the other Security Documents are within such Borrower’s powers, have been duly authorized by all necessary action, and do not contravene (i) such Borrower’s charter or bylaws or (ii) any law binding on or affecting Borrower.

(d)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of any Security Document.

(e)             Each Security Document constitutes the legal, valid and binding obligation of such Borrower, enforceable against Borrower in accordance with its terms.

4.               Financing Statements. Borrower authorizes the Secured Party Representatives to file any financing statement necessary to perfect the liens and security interests granted under this Agreement, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Borrower where permitted by applicable law. At any time upon the request of a Secured Party Representative, each Borrower shall execute or deliver to the relevant Secured Party Representative any and all financing statements, original financing statements in lieu of continuation statements, security agreements, pledges, assignments by way of security, endorsements of certificates of title, and all other similar documents, in form and substance reasonably satisfactory to the relevant Secured Party Representative (collectively, the “Additional Documents”), and take any other actions, that the relevant Secured Party Representative may request in its reasonable discretion to create, perfect and continue perfected or to better perfect the Secured Parties’ lien on the Collateral, and in order to fully consummate all of the transactions contemplated hereby. To the maximum extent permitted by applicable law, each Borrower authorizes the Secured Party Representatives to execute any such Additional Documents and take any such other actions in Borrower’s name and authorizes the Secured Party Representatives to file such executed Additional Documents in any appropriate filing office. Borrower hereby irrevocably makes, constitutes, and appoints the Secured Party Representatives (and any of the Secured Party Representatives’ officers or designated agents) as Borrower’s true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the Additional Documents, sign the name of Borrower on any of the Additional Documents, and (b) endorse Borrower’s name on any of its payment items (including all of its respective cash collections) that may come into the Secured Party Representatives’ possession. The appointment of each Secured Party Representative as Borrower’s attorney, and each and every one of its respective rights and powers, being coupled with an interest, is irrevocable until all of the obligations under this Agreement have been fully and finally repaid and performed.

5.               Sale, Lease, or Disposition of Collateral. Borrower will not, other than in the ordinary course of business, sell, contract to sell, lease, encumber (including, without limitation, granting a security interest in all or any portion of the Collateral to any third party other than the Secured Parties), or dispose of the Collateral or any interest in it without the written consent of the each Secured Party Representative until this Agreement and all of the Obligations have been fully satisfied and indefeasibly paid in full.

6.               Dissolution or Liquidation. Borrower shall not commence a dissolution or liquidation without both Secured Party Representatives’ prior consent.

7.               Reimbursement of Expenses. At the option of the Secured Parties, the Secured Party Representatives may jointly discharge taxes, liens, interests, or perform or cause to be performed for and on behalf of Borrower any actions and conditions, obligations, or covenants that Borrower has failed or refused to perform. In addition, the Secured Party Representatives may pay for the preservation of the Collateral. All sums expended by the Secured Party Representatives including, but not limited to, attorneys’ fees, court costs, agent’s fees, or commissions, or any other cost or expenses, shall be deemed and be included in the Obligations and will bear interest from the date of payment at same rate as the Notes and will be payable at the time and place designated in the Notes, and will be secured by this Agreement.

8.               Payment; Guaranty.

(a)             The Borrower will pay the Notes secured by this Agreement and any renewal or extensions thereof in accordance with the terms and provisions of the Notes. The Borrower also will repay immediately all sums expended by the Secured Parties in accordance with the terms and provisions of this Agreement.

(b)            Growlife hereby jointly and severally, unconditionally guarantees (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Borrower to the Secured Parties all in accordance with the terms of the Notes and (b) in case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

9.               Change of Place of Business. Borrower will promptly notify the Secured Parties of any change of such Borrower’s chief place of business, the location of the Collateral or the place where records concerning the Collateral are kept.

10.            Insurance. Borrower shall maintain or cause to be maintained insurance on the Collateral against fire, flood, casualty and such other hazards in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry as such Borrower. If and when any Secured Party Representative requests such in writing, Borrower shall furnish both Secured Party Representatives with evidence of insurance as the Secured Party Representatives may reasonably require. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, the Secured Party Representatives may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Loss Payable Clauses issued in favor of the Secured Parties under which all losses thereunder shall be paid to the Secured Parties as the Secured Parties’ interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days’ prior written notice to each Secured Party Representative and shall insure the Secured Parties notwithstanding the act or neglect of Borrower. Borrower hereby appoints jointly the Secured Party Representatives as such Borrower’s attorney-in-fact, exercisable at the Secured Party Representatives’ option to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by the Secured Party Representatives pursuant to the provisions of this paragraph may be applied by each Secured Party Representatives to the Obligations. Borrower also agrees to notify the Secured Party Representatives, promptly, upon Borrower’s receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy. Borrower shall maintain, and shall deliver to the Secured Party Representatives upon request evidence of public liability, products liability and business interruption insurance in such amounts as are customary for companies in the same or similar businesses located in the same or similar area.

11.            Financial Records. Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall deliver to the Secured Party Representatives (all to be in form and substance satisfactory to each Secured Party Representative) such data, reports, statements and information, financial or otherwise, as the Secured Party Representative may reasonably request.

12.            Existence and Rights. Borrower shall do, or cause to be done, all things necessary to preserve and keep in full force and affect its existence, good standing and rights.

13.              Inspection. Borrower will permit any of the Secured Party Representatives’ officers or other designated agents to visit and inspect any of Borrower’s facilities, or any other facility where any Collateral is kept, during regular business hours, to examine and audit all of Borrower’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants and attorneys. Borrower shall pay to the Secured Party Representatives all reasonable fees based on standard rates for such inspections.

14.            Time of Performance and Waiver. In performing any act under any Security Document, time is of the essence. The Secured Parties’ acceptance of partial or delinquent payments, or the failure of the Secured Parties to exercise any right or remedy, will not constitute a waiver of any obligation of Borrower or right of the Secured Parties and will not constitute a waiver of any other similar default that occurs later.

15.            Material Adverse Developments. Borrower agrees that immediately upon becoming aware of any development or other information which would reasonably be expected to materially and adversely affect its business, financial condition or property, or its ability to perform under this Agreement, it shall give to the Secured Parties telephonic or facsimile notice specifying the nature of such development or information and such anticipated effect.

16.            Default. Borrower will be in default under this Agreement on the occurrence of any of the following events or conditions (each, an “Event of Default”):

(a)             Default in the payment or performance of the Notes or any other note with respect to any of the Obligations secured by this Agreement, including, without limitation, the Borrower’s failure to pay any of the Obligations, including, but not limited to, charges, fees, expenses or other monetary obligations owing to the Secured Parties arising out of or incurred in connection with any of the Security Documents on the date when such payment is due and payable, whether upon maturity, acceleration, demand or otherwise;

(b)            If any warranty, representation or other statement by or on behalf of Borrower contained in, or pursuant to, this Agreement, or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made;

(c)             Any material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or (unless permitted by the terms of this Agreement) comes into the possession of any third person and the same is not lifted or discharged before the earlier of thirty (30) days after the date it first arises or five (5) days prior to the date on which such property or asset is subject to forfeiture by Borrower;

(d)            If a notice of lien, levy or attachment is filed or issued by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency against all or any portion of the Collateral or a material portion of Borrower’s property, which levy, lien or attachment (i) would be entitled to priority over the Secured Parties’ lien on the Collateral and (ii) is not lifted or discharged within the earlier of thirty (30) days of issuance or five (5) days prior to the exercise of remedies with respect to any such levy, assessment or attachment;

(e)             If the obligations of Borrower under this Agreement or under any other Security Document is limited or terminated by operation of law or by Borrower;

(f)             If this Agreement or any other Security Document that purports to create a lien in favor of the Secured Party, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority lien on the Collateral covered hereby or thereby;

(g)            If any provision of any Security Document shall at any time and for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any other person, or a proceeding shall be commenced by Borrower or any other person, or by any governmental authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that it has any liability or obligation purported to be created under any Security Document;

(h)            If Borrower ceases its business operations; or

(i)              Dissolution, termination of existence, insolvency, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower.

17.            Cure. Nothing contained in this Agreement or any of the other Security Documents shall be deemed to compel the Secured Parties to accept a cure of any Event of Default hereunder, if such cure occurs after the Secured Parties’ acceleration of the Obligations.

18.            Remedies. On the occurrence of any Event of Default, and at any later time, the Secured Parties may declare all Obligations due and payable immediately and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the California Uniform Commercial Code as well as other rights and remedies either at law or in equity possessed by the Secured Parties. The Secured Parties may require Borrower to assemble the Collateral and make it available to the Secured Party Representatives at any place to be designated by the Secured Party Representative that is reasonably convenient to the Secured Party Representatives and Borrower. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Secured Party Representatives will give Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended deposition of the Collateral is to be made. The requirements of reasonable notice will be met if the notice is mailed, postage prepaid, to the address of Borrower set forth below at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, or the like will include the each Secured Party Representatives’ reasonable attorneys’ fees and legal expenses, and all will be included as part of the Obligations and will be secured by this Agreement. All rights and remedies granted to the Secured Parties hereunder and under the Security Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and the Secured Parties may proceed with any number of remedies at the same time until all Obligations are indefeasibly satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Secured Parties, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

19.            Intellectual Property. In addition to, and without limiting in any way the granting of the liens hereunder, upon the Event of Default, Borrower hereby assigns, transfers, and conveys to the Secured Parties a nonexclusive license and right to use all trademarks, trade names, copyrights, patents or technical processes owned or used by Borrower that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable the Secured Parties to realize on the Collateral and to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, transferees and assigns of the Secured Parties and their successors, transferees and assigns, whether by voluntary conveyance, operation of law, transfer, assignment, foreclosure, deed in lieu of foreclosure or otherwise. Such license and right shall be granted free of charge without the requirement that any payment of any kind or nature whatsoever be made to Borrower.

20.            Termination of Security Interest. The security interest granted herein shall terminate, and all rights to the Collateral shall revert to Borrower, upon the payment in full, or other satisfaction to which the Secured Parties agree, of all Obligations. Upon such termination each Secured Party hereby authorizes Borrower to file any UCC termination statements necessary to effect such termination and each Secured Party shall, at Borrowers expense, execute and deliver to Borrower any additional documents or instruments as Borrower shall reasonably request to evidence such termination.

21.            Inter Secured Party Rights; Transaction/Applications of Proceeds.

(a)             All Obligations owed to the Secured Parties shall rank in the order of priority pari passu and pro-rata in proportion to each Secured Party’s outstanding principal amount of Notes at any given time that a determination needs to be made of pro-rata holdings. If an Event of Default occurs and any party hereto collects proceeds pursuant to its rights under any Obligations, the Secured Party Representatives shall be immediately notified and such payment shall be shared with all of the other Secured Parties. Notwithstanding anything to the contrary contained in the Purchase Agreement or any document executed in connection with the Obligations and irrespective of: (i) the time, order or method of attachment or perfection of the security interests created in favor of Secured Parties; (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral; (iii) anything contained in any filing or agreement to which any Secured Party now or hereafter may be a party; and (iv) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, each of the Secured Parties acknowledges that (x) all other Secured Parties have a valid security interest in the Collateral and (y) the security interests of the Secured Parties in any Collateral pursuant to any outstanding Obligations shall be pari passu with each other and enforced pursuant to the terms of this Agreement through the Secured Party Representatives. Each Secured Party, severally and not jointly with the other Secured Parties, shall indemnify, defend, and hold harmless the other Secured Parties against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable professional and attorneys’ fees, including those arising from settlement negotiations, that the other Secured Parties shall incur or suffer, which arise, result from, or relate to a breach of, or failure by such Secured Party to perform under this Agreement.

(b)            The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, then to the reasonable attorneys’ fees and expenses incurred by the Secured Party Representatives in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and then to the payment of any other amounts required by applicable law. To the extent permitted by applicable law, Borrower waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

22.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Borrower agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles. Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

23.            Parties Bound. This Agreement will binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns as permitted by this Agreement.

24.            Validity and Construction. If any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceability of that provision will not affect any other provision of this Agreement, and this Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

25.            Sole Agreement. The Security Documents constitute the only agreement of the parties with respect to securing the payment and performance of the Obligations, and supersede any prior understandings or written or oral agreements between the parties, respecting the subject matter thereof.

26.            Integrated Agreement. The Security Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting the Secured Parties’ rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

27.            Commercial Code Definitions Applicable. All terms used in this Agreement that are defined in the California Uniform Commercial Code will have the same meaning in this Agreement as in the California Uniform Commercial Code.

28.            Marshaling. The Secured Parties shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Parties’ rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

29.            Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provisions of the Purchase Agreement. All communications shall be sent:

If to Borrower, to: GrowLife, Inc

20301 Ventura Blvd # 126

Woodland Hills, CA 91364

Facsimile: (800) 770-978

If to Pressure Drop, LLC, to: 30 Blueberry Road

Marblehead, MA 01945 Attn: Robert Hunt

If to Sequoia, LLC or to Sachin Karia, to

Brian P. Gillespie

PO BOX 506678

Dubai,

United Arab Emirates

or at such other address, e-mail address or facsimile number as Borrower or the relevant Secured Party Representative may designate by ten (10) days’ advance written notice.

30.            Expenses. In addition to the rights of the Secured Parties hereunder, Borrower hereby agrees to pay on demand all costs and expenses (including, without limitation, fees, expenses, audit fees, search fees, filing fees and other client charges of counsel to the Secured Party) incurred by the Secured Parties in connection with the enforcement of the Secured Parties’ rights, and the collections of all amounts due, under any Security Document, all of which will be included as part of the Obligations and will be secured by this Agreement.

31.            Indemnity. Borrower releases and shall indemnify, defend and hold harmless the Secured Parties and the Secured Party Representatives, and their officers and designated agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (a) acts or conduct of Borrower or under, pursuant or related to this Agreement and the other Security Documents, (b) Borrower’s breach, or alleged breach, or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Security Documents, and (c) Borrower’s failure, or alleged failure, to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting from acts or conduct of the Secured Parties constituting willful misconduct or gross negligence. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY SECURITY DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY SECURITY DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

32.            Headings. The headings of any paragraph or section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

33.            Survival. All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by the Secured Parties, regardless of any investigation made by the Secured Parties or on their behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of the Secured Parties shall constitute warranties and representations by each Debtor hereunder. Except as otherwise expressly provided herein, all representations, warranties and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full.

34.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may transfer, assign or delegate any of its duties or obligations hereunder.

35.            No Duty on the Part of the Secured Parties. The powers conferred on the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Secured Parties nor any of their officers or agents shall be responsible to Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

36.            Duplicate Originals; Counterparts. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in counterparts (including via facsimile or digital image format), all of which counterparts taken together shall constitute one completed fully executed document.

37.            Modification; Action of Secured Parties. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by the Borrower and a Majority in Interest. Whenever any action or consent of the Secured Parties is required pursuant to this Agreement, except as otherwise expressly permitted hereunder, the action or consent of a Majority in Interest shall constitute the action or consent of the Secured Parties.

38.            Third Parties. No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to the Secured Parties of Borrower’s duty of performance, including, without limitation, such Borrower’s duties under any account or contract with any other person or entity.

39.            Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Borrower or the transfer to the Secured Parties of any property should for any reason subsequently be declared to be void or voidable under any state, federal or other law relating to creditors’ rights, including provisions of any bankruptcy law relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Parties are required to repay or restore, in whole or in part, any such Voidable Transfer, or elect to do so upon the reasonable advice of counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Parties are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Secured Parties related thereto, the liability of each Debtor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

40.            Parol Evidence. This writing is intended by the parties as a final expression of their agreement and, together with the other Security Documents, is intended as a complete and exclusive statement of the terms of their agreement, thereby superseding all oral negotiations and prior writing with respect to the subject matter thereof. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain the terms or provisions of this Agreement. Acceptance or acquiescence in the course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance or opportunity for objection.

(Signature Pages Follow)

In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

Debtors:

GROWLIFE, INC.

By

Name:

Title:

(Signature Pages Continue)

In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

Secured Party Representative: Robert E. hunt

By:

Secured Party Representative: BRIAN P. GILLESPIE

By:

Secured Parties: Sequoia, LLC

By:

Name: Brian Gillespie

Title: Managing Member

Pressure drop holdings, llc

By:

Name: Robert E. Hunt

Title: Managing Manager

SACHIN KARIA

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